Amendment to ALPS ETF Trust Distribution Agreement

This Amendment to the ALPS ETF Trust Distribution Agreement (this “Amendment”) between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc. (“ALPS”) is effective as of February 16, 2022.

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Distribution Agreement dated April 16, 2018, as amended (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the Agreement to reflect the addition of two Portfolios.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.       Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/Laton Spahr	By:	/s/Stephen Kyllo
Name:	Laton Spahr	Name:	Stephen Kyllo
Title:	President	Title:	Senior Vice President

APPENDIX A

LIST OF PORTFOLIOS

ALPS REIT Dividend Dogs ETF
ALPS Equal Sector Weight ETF
Alerian MLP ETF
ALPS Sector Dividend Dogs ETF
Barron's 400 ETF
ALPS International Sector Dividend Dogs ETF
RiverFront Strategic Income Fund
Alerian Energy Infrastructure ETF
ALPS Emerging Sector Dividend Dogs ETF
ALPS Medical Breakthroughs ETF
RiverFront Dynamic Unconstrained Income ETF
RiverFront Dynamic Core Income ETF
RiverFront Dynamic US Dividend Advantage ETF
RiverFront Dynamic US Flex-Cap ETF
ALPS Disruptive Technologies ETF
ALPS Clean Energy ETF
ALPS Active REIT ETF
ALPS Hillman Active Value ETF
ALPS Global Travel Beneficiaries ETF
ALPS BBH Intermediate Municipal Bond ETF
ALPS | O’Shares U.S. Quality Dividend ETF
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF
ALPS | O’Shares Global Internet Giants ETF
ALPS | O’Shares Europe Quality Dividend ETF

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